Exhibit 99.1

Investor Relations Contact:

Karen Fisher

DivX, Inc.

858-882-6415

kfisher@divxcorp.com

Media Contact:

Jennifer Baumgartner

DivX, Inc.

503-901-5371

Jbaumgartner@divxcorp.com

DivX, Inc. Reports Strong Second Quarter 2010 Financial Results

Emerging Product Categories Continue to Gain Momentum;

Licensing Business up 23% Year-over-Year

Balance Sheet Remains Solid; Cash and Investments Increase by $7 Million to $146 Million

or $4.41 per Share

SAN DIEGO, CA – August 4, 2010 — DivX, Inc. (NASDAQ: DIVX), a leading digital media company, today announced results for the three and six months ended June 30, 2010.

The Company reported revenues for the second quarter of $19.6 million, comprised of $16.9 million of technology licensing revenues and $2.7 million of media and other distribution and services revenues. This compares to revenues of $15.2 million reported for the same period a year ago, which included $13.7 million of technology licensing revenues and $1.5 million of media and other distribution and services revenues.

“In Q2, we once again delivered solid financial and operational results and beat expectations,” stated Kevin Hell, Chief Executive Officer for DivX. “We remain on a strong growth track based on our progress with emerging devices such as digital televisions, Blu-ray players, set-top boxes and mobile phones. With our premium content and DivX TV initiatives, we are well positioned to redefine the future of digital content delivery.”

GAAP net loss in the second quarter of 2010 was approximately $2.8 million, or a net loss of $0.09 per diluted share. DivX generated non-GAAP net income of $760,000, or $0.02 per diluted share. Non-GAAP net income and earnings per diluted share exclude the following expenses:

1.	Non-cash share-based compensation of approximately $2.7 million ($1.6 million, or $0.05 per diluted share, net of related taxes);

2.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of $475,000 ($290,000, or $0.01 per diluted share, net of related taxes);

3.	The foreign exchange impact on our Euro-denominated intercompany loan of $165,000 ($101,000, or less than $0.01 per diluted share, net of related taxes);

4.	The impact of contingent consideration fair value adjustments related to the acquisition of AnySource Media of $102,000 ($62,000, or less than $0.01 per diluted share, net of related taxes):

5.	A non-cash benefit of $895,000, or $0.03 per diluted share, related to adjustments to our deferred tax assets primarily related to certain California tax law changes and stock option cancellations;

6.	Expenses related to the proposed merger transaction between DivX and Sonic Solutions of approximately $1.2 million ($723,000, or $0.02 per diluted share, net of related taxes); and

7.	Gain on the purchase of MainConcept Japan Controlling interest of $213,000 ($130,000, or less than $0.01 per diluted share, net of related taxes).

Dan Halvorson, Chief Financial Officer and Executive Vice President, Operations, added, “We had another solid quarter, delivering great bottom line results that highlight the strength of our business model. Our balance sheet remains strong with $146 million in cash and investments, or $4.41 per share.”

Third Quarter 2010 Fiscal Outlook

The following table summarizes the Company’s financial guidance for the third quarter of 2010. The following estimates are based on the Company’s current business outlook as of the date of this press release:

Q3’10 Guidance
Revenue (in millions)	$20 - $21
GAAP earnings (loss) per share, diluted	($0.05) - ($0.03)
Adjustments:
Non-cash share-based compensation expense, net of related taxes	$0.05
Amortization of purchased intangibles and contingent consideration adjustments, net of related taxes	$0.01
Acquisition Related Costs	$0.01

Non-GAAP earnings per share, diluted	$0.02 - $0.04

These estimates are based on:

1.	Expected revenues for technology licensing of approximately 89% of total revenue for the third quarter of 2010; and revenues for media and other distribution and services of approximately 11% of total revenues for the third quarter of 2010;

2.	A projected effective tax rate of approximately 40% for the third quarter of 2010 which is dependent on the effective tax rates in our various domestic and foreign jurisdictions;

3.	Anticipated non-cash share-based compensation expense of approximately $2.8 million ($1.7 million, or $0.05 per diluted share, net of related taxes) for the third quarter of 2010;

4.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept and contingent consideration fair value adjustments related to the acquisition of AnySource Media of approximately $600,000 ($360,000, or $0.01 per diluted share, net of related taxes) for the third quarter of 2010; and

5.	Expenses related to the proposed merger transaction between DivX and Sonic Solutions of approximately $700,000 ($420,000, or $0.01 per diluted share, net of related taxes) for the third quarter of 2010, which excludes contingency-based transaction costs.

Quarterly Conference Call

DivX management will host a conference call and simultaneous audio webcast to discuss its second quarter 2010 results on August 4, 2010 at 1:30 p.m. Pacific Time or 4:30 p.m. Eastern Time. To participate in the call, please dial (877) 303-3149 or outside the U.S. (408) 427-3857 to access the conference call at least five minutes prior to the start time. A live audio webcast will be available on the Events and Presentations page at http://investors.divx.com.

In addition, an audio replay of the call will be available between 7:30 p.m. Eastern Time August 4, 2010 and Midnight, Eastern Time August 11, 2010 by calling (800) 642-1687 or (706) 645-9291, with passcode 90715543.

Joint DivX and Sonic Solutions Proposed Merger Update Call

The DivX and Sonic Solutions (NASDAQ: SNIC) management teams will host a conference call and simultaneous webcast to update shareholders on the proposed merger transaction between the two companies at 2:30 p.m. Pacific Time or 5:30 p.m. Eastern Time on August 4, 2010. To participate on this call, please dial (877) 293-5493 or outside the U.S. (914) 495-8539 to access the conference call. A live audio webcast will be available on the Events and Presentations page at http://investors.divx.com.

An audio replay of the proposed merger update call will be available between 10:30 p.m. Eastern Time August 4, 2010 and Midnight, Eastern Time August 11, 2010 by calling (800) 642-1687 or (706) 645-9291, with passcode 90811287 .

About DivX, Inc.

DivX, Inc. is a leading digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 300 million DivX devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

On June 2, 2010, DivX, Inc. and Sonic Solutions announced a proposed merger transaction. Sonic Solutions has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus in connection with the proposed merger and both companies intend to mail a definitive joint proxy statement/prospectus and other relevant documents to Sonic and DivX shareholders following such time that the registration statement is declared effective by the SEC.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to the expected growth and earnings potential of the Company’s business, the Company’s position in the digital media space, and the anticipated financial results for the third quarter of 2010. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s financial performance for the third quarter of 2010 may not meet expectations; the risk that the Company’s activities may not result in the growth of profitable revenue; risks and uncertainties related to the maintenance and strength of the DivX brand; the Company’s ability to penetrate existing and new markets; the effects of competition; the Company’s dependence on its licensees and partners; the effect of intellectual property rights claims; the risks and uncertainties related to the failure to satisfy the conditions of the pending merger, including failure to obtain the required approvals of DivX and Sonic Solutions stockholders, including the approval of a majority of DivX stockholders; the costs and expenses associated with the pending merger; contractual restrictions on the conduct of DivX’s business included in the merger agreement; the potential loss of key personnel, disruption of DivX’s business or any impact on DivX’s relationships with third parties as a result of the pending merger; any delay in consummating the proposed merger or the failure to consummate the transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the pending merger; and other factors discussed in the “Risk Factors” section of the Company’s most recent reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income (loss) and diluted earnings (loss) per share, which excludes non-cash share-based compensation expense, the amortization of purchased intangible assets, the foreign exchange impact of our Euro-denominated intercompany loan, the impact of contingent consideration fair value adjustments related to the acquisition of AnySource Media, the non-cash charge for adjustments to our deferred tax assets, expenses related to the proposed merger transaction between DivX and Sonic Solutions, and the gain on the purchase of MainConcept Japan Controlling interest. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period-to-period. Also, we believe that the exclusion of amortization of purchased intangible assets, the impact of contingent consideration fair value adjustments related to the acquisition of AnySource Media, the foreign exchange impact of our Euro-denominated intercompany loan, the change in value of certain tax deferred assets, the expenses related to the proposed merger transaction, and the gain on purchase of MainConcept Japan Controlling interest provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

Additional Information

This press release is not a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Sonic Solutions, and it is not a substitute for any proxy statement or other filings that may be made with the SEC with respect to the proposed merger. In connection with the proposed merger, Sonic Solutions has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus of Sonic Solutions and DivX.

Investors and security holders are urged to carefully read the Registration Statement on Form S-4 and related joint proxy statement/prospectus and other documents filed with the SEC by Sonic Solutions and DivX, because they contain important information about Sonic Solutions, DivX and the proposed transaction, including with respect to risks and uncertainties that could delay or prevent the completion of the transaction. Such documents are available free of charge at the SEC website (www.sec.gov), from Sonic Solutions and its corporate website (www.sonic.com) or from DivX and its corporate website (www.divx.com).

Sonic Solutions, DivX and their respective directors, executive officers and other members of their management may be deemed to be soliciting proxies from shareholders of Sonic Solutions or DivX in favor of the proposed merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the proposed merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of these shareholders in connection with the proposed merger by reading the joint proxy statement/prospectus described above. Additional information about the directors and executive officers of Sonic Solutions may be found in its definitive proxy statement filed with the SEC on October 1, 2009. Additional information about the directors and executive officers of DivX may be found in its definitive proxy statement filed with the SEC on April 20, 2010. Such documents are available free of charge at the SEC website (www.sec.gov), from Sonic Solutions and its corporate website (www.sonic.com) or from DivX and its corporate website (www.divx.com).

# # # #

DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,355	$14,883
Short-term investments	113,892	125,047
Accounts receivable, net	3,199	2,521
Deferred tax assets, current	1,025	1,025
Prepaid expenses and other current assets	9,626	6,080

Total current assets	157,097	149,556

Property and equipment, net	1,705	2,143
Long-term investments	3,019	3,779
Deferred tax assets, long-term	13,014	13,178
Purchased intangible assets, net	11,394	13,340
Goodwill	17,153	18,528
Other assets	6,457	7,074

Total assets	$209,839	$207,598

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,324	$1,853
Accrued expenses	10,297	8,399
Deferred revenue	4,600	5,350

Total current liabilities	16,221	15,602
Long-term liabilities	6,025	6,821

Total liabilities	22,246	22,423

Stockholders’ equity	187,593	185,175

Total liabilities and stockholders’ equity	$209,839	$207,598

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenues:
Technology licensing	$16,877	$13,725	$37,818	$32,331
Media and other distribution and services	2,688	1,509	5,002	1,580

Total net revenues	19,565	15,234	42,820	33,911

Cost of revenue:
Cost of technology licensing (excludes amortization of purchased developed intangibles)	2,283	2,165	4,501	4,576
Cost of media and other distribution and services	115	136	237	312

Total cost of revenues	2,398	2,301	4,738	4,888

Gross profit	17,167	12,933	38,082	29,023

Operating expenses:
Selling, general and administrative (1)	14,122	11,875	26,887	24,584
Product development (1)	6,868	4,633	13,519	9,334

Total operating expenses	20,990	16,508	40,406	33,918

Loss from operations	(3,823)	(3,575)	(2,324)	(4,895)

Interest income (expense), net	385	432	786	1,026
Other income (expense), net	71	529	(42)	139

Loss before income taxes	(3,367)	(2,614)	(1,580)	(3,730)
Income tax provision (benefit)	(546)	(255)	(15)	61

Net loss	$(2,821)	$(2,359)	$(1,565)	$(3,791)

Basic net loss per share	$(0.09)	$(0.07)	$(0.05)	$(0.12)

Diluted net loss per share	$(0.09)	$(0.07)	$(0.05)	$(0.12)

Shares used to compute basic net loss per share	33,010	32,589	32,924	32,532

Shares used to compute diluted net loss per share	33,010	32,589	32,924	32,532

(1) Includes share-based compensation as follows:
Selling, general and administrative	$2,081	$1,831	$3,872	$3,713
Product development	601	524	1,210	841

	$2,682	$2,355	$5,082	$4,554

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net Income:
GAAP net loss	$(2,821)	$(2,359)	$(1,565)	$(3,791)
Share-based compensation	2,682	2,355	5,082	4,554
Acquisition related expenses	1,182	—	1,182	—
Amortization of purchased intangible assets	475	532	985	1,043
Foreign exchange loss (gain) on Euro-denominated intercompany loan	165	(287)	302	26
Adjustments to the fair value of Anysource acquisition contingent consideration	102	—	378	—
Valuation allowance / adjustments on deferred tax assets	895	462	764	1,218
Gain on purchase of MainConcept Japan Controlling interest	(213)	—	(213)	—
Income tax effects of pre-tax adjustments	(1,707)	(794)	(2,998)	(1,987)

Non-GAAP net income (loss)	$760	$(91)	$3,917	$1,063

Diluted earnings per share:
GAAP diluted loss per share	$(0.09)	$(0.07)	$(0.05)	$(0.12)
Share-based compensation	0.08	0.07	0.15	0.14
Acquisition related expenses	0.04	—	0.04	—
Amortization of purchased intangible assets	0.01	0.02	0.03	0.03
Foreign exchange loss (gain) on Euro-denominated intercompany loan	—	(0.01)	0.01	—
Adjustments to the fair value of Anysource acquisition contingent consideration	—	—	0.01	—
Valuation allowance / adjustments on deferred tax assets	0.03	0.01	0.02	0.04
Gain on purchase of MainConcept Japan Controlling interest	(0.01)	—	(0.01)	—
Income tax effects of pre-tax adjustments	(0.05)	(0.02)	(0.09)	(0.06)

Non-GAAP diluted earnings (loss) per share	$0.02	$0.00	$0.12	$0.03

Non-GAAP shares used to compute diluted net earnings (loss) per share	33,566	32,589	33,382	32,880

The following table sets forth the computation of Non- GAAP basic and diluted net earnings per share:

Numerator:
Net income (loss)	$760	$(91)	$3,917	$1,063
Denominator:
Weighted-average common shares outstanding (basic)	33,010	32,589	32,924	32,532

Weighted-average common shares outstanding (diluted)	33,566	32,589	33,382	32,880

Basic net earnings (loss) per share	$0.02	$(0.00)	$0.12	$0.03

Diluted net earnings (loss) per share	$0.02	$(0.00)	$0.12	$0.03

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$8,163	$1,518	$5,762	$4,050
Net cash provided by (used in) investing activities	11,401	(565)	7,402	(25,365)
Net cash provided by (used in) financing activities	1,364	504	1,508	960
Effect of exchange rate changes on cash	(162)	227	(200)	119

Net increase (decrease) in cash and cash equivalents	20,766	1,684	14,472	(20,236)
Cash and cash equivalents at beginning of period	8,589	21,522	14,883	43,442

Cash and cash equivalents at end of period	$29,355	$23,206	$29,355	$23,206